UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported)      July 29, 2004

Wilsons The Leather Experts Inc.

(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	0-21543 (Commission File Number)	41-1839933 (IRS Employer Identification No.)

7401 Boone Ave. N. Brooklyn Park, Minnesota
(Address of principal executive offices)		55428 (Zip Code)

     Registrant’s telephone number, including area code       (763) 391-4000

Item 5. Other Events

     On July 29, 2004, Wilsons The Leather Experts Inc. (the “Company”) issued the press release that is attached hereto as Exhibit 99.1 and incorporated herein by reference announcing that David L. Rogers will be leaving his position as President and Chief Operating Officer of the Company on August 2, 2004. Mr. Rogers will remain a director of the Company.

Item 7. Financial Statements and Exhibits

C. Exhibits

     99.1 Press Release dated July 29, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILSONS THE LEATHER EXPERTS INC.
Date: July 29, 2004	By:	/s/ Peter G. Michielutti
Peter G. Michielutti
Executive Vice President and Chief Financial Officer

Index to Exhibits

Exhibit
No.	Description	Method of Filing
99.1	Press Release dated July 29, 2004.	Electronic Transmission